Exhibit 23.1

Our Ref : J160/WKK/SCKM/TKC PRIVATE & CONFIDENTIAL	Foo Kon Tan Grant Thornton
The Board of Directors China Holdings Acquisition Corp. 1000 N. West Street, Suite 1200 Wilmington, DE 19801	47 Hill Street #05-01 Singapore Chinese Chamber of Commerce & Industry Bldg Singapore 179365 T +65 6336 3355 F +65 6337 2197 www.grantthornton.com.sg

Dear Sirs,

SUCCESS WINNER INTERNATIONAL LIMITED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of China Ceramics Co., Ltd of our reports dated August 5, 2009 relating to our audit of the financial statements for the years ended 31 December 2006, 2007 and 2008, and dated August 17, 2009 relating to our review of the financial statements for the period ended 30 June 2009 of Success Winner Limited and its subsidiaries, appearing in the Proxy Statement/Prospectus, which in part of this Registration Statement.

We also consent to the reference to our firm under the captions “Expert” in the Proxy Statement/Prospectus.

/s/ Foo Kong Tan Grant Thornton
Singapore

Foo Kon Tan Grant Thornton
Singapore
October 2, 2009